                                                                    Exhibit 12.1
                                    TiVo Inc.
                       Ratio of Earnings to Fixed Charges

                                                      From
                                                   Inception to                                                         Nine Months
Ratio of Earnings to Fixed Charges                   12/31/97       FY 98       FY '99       FY '00          Jan '01  Ended 10/31/01
----------------------------------
Interest expense                                       (19,000)     (20,000)      (34,000)     (131,000)       (9,000)      (68,000)
Interest expense-convertible debt                                                                                          (450,000)
Interest expense-Related Parties                                                                                         (1,111,000)
Amortization of comdisco warrants                            0            0      (432,000)     (164,000)       (8,000)      (74,000)
Amortization of convertible debt financing expenses                                                                        (515,000)
Interest within rental expense                         (15,000)    (206,000)     (347,000)     (800,000)      (72,000)     (975,000)
Total Fixed Charges                                    (34,000)    (226,000)     (813,000)     (295,000)      (17,000)   (1,703,000)
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Earnings = Net loss less fixed charges                (561,000)  (9,495,000)  (65,752,000) (206,059,000)  (18,996,000) (117,438,000)
Ratio of Earnings to Fixed Charges                       16.50        42.01         80.88        698.51      1,117.41         68.96
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

For the above periods, earnings were insufficient to cover fixed charges by $595,000, $9,721,000, $66,565,000, $206,354,000, $19,013,000 and $119,141,000 in
fiscal years 1997, 1998, 1999, 2000, one month transition period ended January 31, 2001, and nine months ended October 31, 2001, respectively.

                                                      From
                                                   Inception to                                                         Nine Months
Ratio of Earnings to Combined Fixed Charges          12/31/97        FY 98         FY '99       FY' 00    Jan '01     Ended 10/31/01
-------------------------------------------
Interest expense                                       (19,000)     (20,000)      (34,000)     (131,000)       (9,000)      (68,000)
Interest expense-convertible debt                                                                                          (450,000)
Interest expense-Related Parties                                                                                         (1,111,000)
Amortization of comdisco warrants                                                (432,000)     (164,000)       (8,000)      (74,000)
Amortization of convertible debt financing expenses                                                                        (515,000)
Interest within rental expense                         (15,000)    (206,000)     (347,000)     (800,000)      (72,000)     (975,000)
Stock dividend                                                                          -    (1,514,000)     (423,000)   (2,590,000)
Total Fixed Charges                                    (34,000)    (226,000)     (813,000)   (2,609,000)     (512,000)   (5,783,000)

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Earnings = Net loss less fixed charges                (561,000)  (9,495,000)  (65,752,000) (203,745,000)  (18,501,000) (113,358,000)
Ratio of Earnings to Combined Fixed Charges              16.50        42.01         80.88         78.09         36.13         19.60
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

For the above periods, earnings were insufficient to cover fixed charges by $595,000, $9,721,000, $66,565,000, $206,354,000, $19,013,000 and $119,141,000 in
fiscal years 1997, 1998, 1999, 2000, one month transition period ended January 31, 2001, and nine months ended October 31, 2001, respectively.